INCEPTION RESOURCES, LLC

5320 SOUTH 900 EAST, SUITE 260

MURRAY, UTAH 84107

January 22, 2015

Michael Ahlin, CEO

Inception Mining Inc.

5320 South 900 East, Suite 260

Murray, Utah 84107

Re:	Asset Purchase Agreement (the “Agreement”) dated February 25, 2013 between Inception Resources, LLC (the “Seller”) and Inception Mining Inc. (f/k/a Gold American Mining Corp.) (“Purchaser”)

Dear Mr. Ahlin:

Reference is hereby made to the Agreement. It is hereby agreed to by the parties that Section 2.3 of the Agreement shall be amended and restated to state the following:

“2.3. Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by Purchaser for the purchase of the Acquired Assets (the “Purchase Price”) shall be (a) 10,480,000 shares of common stock of the Purchaser, $0.00001 par value per share (the “Shares”), (b) the assumption of promissory notes dated January 17, 2013, (i) in the amount of $651,250 payable by Seller to UP and Burlington Development, LLC (“UP”), secured by a trust deed, attached hereto as Exhibit A (the “UP Note”) and (ii) in the amount of $137,000 payable by Seller to Bitterroot-Salmon Conservation Project, LLC (“BRS”), secured by a trust deed, attached hereto as Exhibit B (the “BRS Note” and together with the UP Note, the “Notes”) and (c) the assignment by Seller of the Assignment of Interest, dated January 17, 2013 and attached hereto as Exhibit C, pursuant to which Seller conveyed to BRS a three percent (3%) Net Smelter Return Royalty in and to the spot sale proceeds received less all of the offsite smelting, refining, and transportation costs incurred by Seller associated with the purification of economic metals derived from the Acquired Assets (the “Royalty”). The Shares are being issued under Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act and, as a result, the certificate representing the Shares shall be affixed with the appropriate restrictive legend in accordance with the Securities Act.

The Purchaser acknowledges that the certificate representing the Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT
BE SOLD, OFFERED FOR SALE, PLEDGED,
HYPOTHECATED OR OTHERWISE TRANSFERRED IN
THE ABSENCE OF A REGISTRATION STATEMENT WITH
RESPECT TO THE SECURITIES UNDER SUCH ACT AND
THE OPINION OF COUNSEL REASONABLY
SATISFACTORY TO THE COMPANY THAT SUCH
REGISTRATION IS NOT REQUIRED OR UNLESS SOLD
PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

In order to implement the above amendment, attached hereto are the certificates representing 5,520,000 shares of common stock together with related Medallion Stock Guarantees.

We kindly request that you execute this letter below indicating that you agree with the above amendment and statements.

Sincerely,

Inception Resources, LLC

By:	/s/ Trent D’Ambrosio
Name:	Trent D’Ambrosio
Title:	Manager

AGREED AND ACKNOWLEDGED:

Inception Mining Inc.

By:	/s/ Michael Ahlin
Name:	Michael Ahlin
Title:	CEO